EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (No 333-24985 and No. 333-201400) on Form S-8 of Golden Enterprises, Inc. of our report dated July 16, 2015 relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Golden Enterprises, Inc. as of and for the year ended May 29, 2015.

/s/ DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP

Birmingham, Alabama

August 4, 2016